Exhibit 99.1

Eton Pharmaceuticals Announces Submission of NDA for ET-600 (Desmopressin Oral Solution)

● NDA submitted for the treatment of central diabetes insipidus

● Expected 10-month review; commercial preparations underway for a potential Q1 2026 launch

DEER PARK, Ill., April 28, 2025 (GLOBE NEWSWIRE) -- Eton Pharmaceuticals, Inc (“Eton” or the “Company”) (Nasdaq: ETON), an innovative pharmaceutical company focused on developing and commercializing treatments for rare diseases, today announced the submission of a New Drug Application (NDA) to the U.S. Food and Drug Administration (FDA) for ET-600, Eton’s proprietary, patented oral solution of desmopressin under development for the treatment of central diabetes insipidus. The Company expects the application to be assigned a 10-month FDA review, allowing for potential approval and launch in the first quarter of 2026.

“The NDA submission for ET-600 is another important milestone for Eton, and for the thousands of children impacted by diabetes insipidus. If approved, ET-600 will be the only FDA-approved oral liquid formulation of desmopressin, providing the small, precise, and titratable doses required to treat pediatric patients,” said Sean Brynjelsen, CEO of Eton Pharmaceuticals. “Leading pediatric endocrinologists have long expressed a need for this product, and we’re pleased to be one step closer to bringing it to patients. Pre-launch commercial activities are already underway as we plan for a potential approval in the first quarter of 2026.”

Eton has been issued a patent by the U.S. Patent and Trademark Office on ET-600, which expires in 2044 and has additional patent applications under review. In a bioequivalence study conducted in 75 human subjects, ET-600 demonstrated pharmacokinetic equivalence to the FDA-approved reference product of the same active ingredient. The company estimates that central diabetes insipidus impacts approximately 3,000 pediatric patients in the United States.

About Eton Pharmaceuticals

Eton is an innovative pharmaceutical company focused on developing and commercializing treatments for rare diseases. The Company currently has seven commercial rare disease products: INCRELEX®, ALKINDI SPRINKLE®, GALZIN®, PKU GOLIKE®, Carglumic Acid, Betaine Anhydrous, and Nitisinone. The Company has six additional product candidates in late-stage development: ET-400, ET-600, Amglidia®, ET-700, ET-800 and ZENEO® hydrocortisone autoinjector. For more information, please visit our website at www.etonpharma.com.

Forward-Looking Statements

Statements contained in this press release regarding matters that are not historical facts are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements associated with the expected ability of Eton to undertake certain activities and accomplish certain goals and objectives. These statements include but are not limited to statements regarding Eton’s business strategy, Eton’s plans to develop and commercialize its product candidates, the safety and efficacy of Eton’s product candidates, Eton’s plans and expected timing with respect to regulatory filings and approvals, and the size and growth potential of the markets for Eton’s product candidates. Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Words such as “believes,” “anticipates,” “plans,” “expects,” “intends,” “will,” “goal,” “potential” and similar expressions are intended to identify forward-looking statements. These forward-looking statements are based upon Eton’s current expectations and involve assumptions that may never materialize or may prove to be incorrect. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of various risks and uncertainties, which include, without limitation, risks associated with the process of discovering, developing and commercializing drugs that are safe and effective for use as human therapeutics, and in the endeavor of building a business around such drugs. These and other risks concerning Eton’s development programs and financial position are described in additional detail in Eton’s filings with the Securities and Exchange Commission. All forward-looking statements contained in this press release speak only as of the date on which they were made. Eton undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made.

Investor Relations:

Lisa M. Wilson, In-Site Communications, Inc.
T: 212-452-2793
E: lwilson@insitecony.com

Source: Eton Pharmaceuticals, Inc.